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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF INTERNET PICTURES CORPORATION

                                                          STATE OR OTHER
            NAME OF SUBSIDIARY                     JURISDICTION OF INCORPORATION
            ------------------                     -----------------------------
Interactive Pictures Corporation                   Tennessee
Interactive Pictures Corporation UK Limited        United Kingdom
Bamboo Canada, Inc.                                Canada
PictureWorks Technology, Inc.                      Delaware